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                                                                  EXHIBIT (J)(i)


                         CONSENT OF INDEPENDENT AUDITORS


We hereby consent to the use in this Post-Effective Amendment No. 22 to the registration statement on Form N-1A ("Registration Statement") of our report dated August 30, 2002, relating to the financial statements and financial highlights which appear in the July 31, 2003 Annual Report to Shareholders of Great Hall Investment Funds, Inc., which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the heading "Counsel and Auditors" in such Registration Statement.


PricewaterhouseCoopers LLP


Minneapolis, Minnesota
December 1, 2003